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                                                                    EXHIBIT 23.2

              CONSENT OF KEGLER, BROWN, HILL & RITTER CO., L.P.A.

We hereby consent to reference to us under the heading "Legal Matters" in the registration statement on Form S-1 of Championship Auto Racing Teams, Inc. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                     KEGLER, BROWN, HILL & RITTER CO., L.P.A.

                                     By: /s/ AMY M. SHEPHERD
                                         -------------------------------
                                         Amy M. Shepherd, Vice President

December 23, 1997